UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 16, 2015, Antares Pharma, Inc. (“Antares”) issued a press release announcing that it has settled all litigation between Antares and Medac Pharma, Inc. and its parent, medac GmbH (Medac Pharma, Inc. and medac GmbH together referred to as “Medac”).

Antares and Medac have entered into a settlement agreement pursuant to which all proceedings related to Antares’ and Medac’s respective patents pending before the United States District Court for the District of Delaware, the United States District Court for the District of New Jersey, the Patent Trial and Appeal Board of the U.S. Patent and Trademark Office and the Technical Board of Appeal of the European Patent Office will be dismissed. The settlement agreement also provides for a royalty-free cross-license under the patents-named in-the proceedings and their families allowing the manufacture and sale of OTREXUP™ (methotrexate) injection and RASUVO™ in and for the U.S.

The full text of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 16, 2015, issued by Antares Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	April 16, 2015	By:	/s/ James E. Fickenscher
		Name: Title:	James E. Fickenscher Senior Vice President, Chief Financial Officer